UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2023

ADEIA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39304	84-4734590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 473-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	ADEA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting of Stockholders of Adeia Inc. (the “Company”) held on May 25, 2023, the following proposals were approved by the stockholders of the Company: (i) the election of five (5) nominees listed in the proxy statement to serve on the Board of Directors of the Company; (ii) the compensation of named executive officers of the Company as disclosed in the proxy statement, on an advisory (non-binding) basis; (iii) a one (1) year frequency of future advisory votes on executive compensation, on an advisory (non-binding) basis; and (iv) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, each by the votes set forth below:

Proposal 1: Election of Directors:

Name of Director	For	Against	Abstain	Broker Non-Votes
Paul E. Davis	85,880,274	3,636,970	22,204	9,546,272
V Sue Molina	85,819,462	3,698,619	21,367	9,546,272
Daniel Moloney	85,016,006	4,487,708	35,734	9,546,272
Tonia O’Connor	85,502,732	4,002,361	34,355	9,546,272
Raghavendra Rau	85,458,560	4,058,913	21,975	9,546,272

Proposal 2: Approval, on an advisory basis, of the compensation of named executive officers as disclosed in the proxy statement:

For	Against	Abstain	Broker Non-Votes
84,411,322	5,091,584	36,542	9,546,272

Proposal 3: Advisory vote on the frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstain
84,618,889	62,341	4,832,100	26,118

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain
95,818,851	3,222,363	44,506

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2023	ADEIA INC.

	By:	/s/ Keith A. Jones
	Name:	Keith A. Jones

	Title:	Chief Financial Officer